UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
13/F, Shenzhen Special Zone Press Tower, Shennan Road,
Futian District, Shenzhen,
People's Republic of China, 518034
(86) 755-8351-0888

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 21, 2010

Dear Shareholder:

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of China Security Surveillance Technology, Inc., a Delaware corporation (the “Company”), will be held on Monday, June 21, 2010, at 10:30 a.m., local time, at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034 for the following purposes:

1.

To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by our Audit Committee of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

If you owned our common stock at the close of business on April 26, 2010, you may attend and vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Shenzhen, China for the ten days prior to the meeting for any purpose related to the meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. I urge you to review carefully the attached proxy statement, which contains a detailed description of the Plan Amendment Proposal to be voted upon at the Meeting.

If you plan to attend the Meeting, please mark the accompanying proxy card in the space provided and return it to us, or notify us of your intention via the internet as directed on the proxy card. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Meeting.

Your vote is important. Whether or not you plan to attend the Meeting, I hope that you will vote as soon as possible. You may vote your shares by completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

  /s/ Samuel Lo
Samuel Lo
Corporate Secretary

May 12, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE SHAREHOLDER MEETING TO BE HELD ON JUNE 21, 2010

This Notice and Proxy Statement and our 2009 Annual Report are available online at the website identified on your proxy card.

2

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
13/F, Shenzhen Special Zone Press Tower, Shennan Road,
Futian District, Shenzhen, People's Republic of China, 518034

__________

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on June 21, 2010

__________

This proxy statement contains information related to the annual meeting of stockholders of China Security & Surveillance Technology, Inc. and any adjournments or postponements thereof. This proxy statement and the accompanying form of proxy are first being mailed to our holders of common stock, $0.0001 par value (the “Common Stock”) on or about May 17, 2010. Our principal executive offices are located at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People’s Republic of China, 518034. Unless the context requires otherwise, references to the “Company,” “we,” “us” or “our” in this proxy statement refer to China Security & Surveillance Technology, Inc. and its subsidiaries.

QUESTIONS AND ANSWERS

The following is qualified in its entirety by the more detailed information contained in this proxy statement. The following questions and answers are provided for your convenience and briefly address some commonly asked questions about the annual meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Stockholders are urged to read carefully this proxy statement in its entirety.

Q:	When and where is the annual meeting?

A:

The annual meeting will be held on Monday, June 21, 2010 at 10:30 a.m., local time, at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People’s Republic of China, 518034.

Q:	What is the purpose of the annual meeting?

A:

At the annual meeting, our stockholders will consider and act upon a proposals: (i) the election of five directors to the Board of Directors of the Company and (ii) the ratification of the appointment of the Company’s accountants for fiscal year 2010.

Q:	Who is entitled to vote at the annual meeting?

A:

All stockholders who owned our Common Stock at the close of business on the record date, April 26, 2010, are entitled to notice of the annual meeting and to vote the Common Stock that they held at the close of business on the record date at the annual meeting, or any adjournments or postponements thereof. These stockholders are entitled to one vote for each Common Stock they held on the record date.

Q:	What constitutes a quorum for the annual meeting?

A:

The presence, in person or by proxy, of the holders of a majority of our outstanding Common Stock on the record date is necessary to constitute a quorum, allowing us to conduct the proposed business at the annual meeting. Your Common Stock will be counted as present at the annual meeting if you are present and vote in person at the meeting, vote by following the Internet instructions on the proxy card or have properly submitted a proxy card.

Abstentions and broker non-votes will count as present for purposes of establishing a quorum. Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The election of directors is considered a non-routine matter under applicable rules; the other proposals to be voted upon at the annual meeting are considered routine matters.

If we do not have a quorum at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If, in accordance with our bylaws, a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

Q:	How do I vote?

A:

After you read and carefully consider the information contained or incorporated by reference in this proxy statement, please mail your completed, signed and dated proxy card in the enclosed postage- paid return envelope as soon as possible so that your Common Stock may be represented at the annual meeting. You may also vote by following the Internet instructions on the proxy card, by calling the toll-free telephone number provided on the proxy card or by attending the annual meeting and voting your Common Stock in person. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of a broker, you must obtain from the firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the Common Stock. Even if you plan to attend the annual meeting, your plans may change, so we recommend that you complete, sign and return your proxy card or vote by following the Internet instructions on the proxy card or by calling the toll-free telephone number provided on the proxy card in advance of the annual meeting.

Q:	May I change my vote after returning a proxy card or voting by Internet or Telephone?

A:

Yes. To change your vote after you have submitted your proxy card, deliver to our Secretary, on or before the business day prior to the annual meeting, a later-dated, signed proxy card or attend the annual meeting and vote in person. You may also revoke your proxy by delivering, on or before the business day prior to the annual meeting, a notice of revocation to our Secretary at the address set forth in the notice of the annual meeting. Please note that attendance at the annual meeting will not by itself revoke a previously granted proxy. To change your vote after you have voted by Internet, you may vote again by following the procedures for Internet voting. The last known vote in the Internet voting system as of the close of business on June 18, 2010 will be counted. To change your vote after you have voted by telephone, you may vote again by following the procedures for telephone voting. The last know vote in the telephone system as of the close of business on June 18, 2010 will be counted.

Q:	How do I vote my Common Stock if they are held in “street name”?

A:

Your broker will not vote your Common Stock unless you provide instructions on how to vote. Please contact your broker if you have not received a request for voting instructions. If you have instructed your broker to vote your units and wish to change those instructions before the vote at the annual meeting, you must follow the directions received from your broker.

Q:	What happens if I do not submit a proxy or vote by Internet or Telephone at the annual meeting?

A:

If a stockholder does not submit a proxy or vote by Internet, Telephone or in person at the annual meeting, assuming the presence of a quorum, it will not have any effect on the proposals because its approval is based on the votes cast, not on the number of outstanding Common Stock.

Q:	What is the recommendation of the board of directors?

A:

The board of directors unanimously recommends that you vote FOR the election of each of the five directors and FOR the ratification of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:	How may I vote on the proposals to be voted on at the meeting?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the proposal regarding the ratification of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, you may vote “FOR” or “AGAINST” or “ABSTAIN.”

Q:	What vote is required with respect to the matters before the shareholders at the annual meeting?

A:	Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote.

Please note that the election of directors is no longer considered a routine matter under applicable NYSE rules. This means that brokers cannot vote your shares on the election of directors unless you have given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your shares can be represented.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting will be required to approve the proposal relating to the ratification of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Q:	What if I return a proxy but do not make specific choices with respect to some or all of the matters listed on my proxy card?

A:

If you return a signed and dated proxy card without marking your voting selections, your shares will be voted “FOR” the election of each of the nominees for director and “FOR” the ratification of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q:	Who is paying for this proxy solicitation?

A:

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone.

The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them. Your cooperation in promptly completing, signing and dating the enclosed proxy card and returning it in the accompanying envelope or promptly voting by following the Internet instructions on the proxy card will help avoid additional expense.

Q:	Who can I contact if I need additional copies of this proxy statement or additional proxy cards or if I have questions about the annual meeting?

A:	Stockholders who need additional copies of this proxy statement or additional proxy cards or who have questions about the annual meeting should contact us as follows:

Samuel Lo, our Corporate Secretary, orally by telephoning (+86) 755-8351-0888 or in writing at China Security & Surveillance Technology, Inc., 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034.

Delivery of Proxy Materials to Households

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any shareholders who object to or wish to begin householding may contact Samuel Lo, our Corporate Secretary, orally by telephoning (+86) 755-8351-0888 or in writing at China Security & Surveillance Technology, Inc., 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034. We will send an individual copy of the proxy statement to any shareholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board of Directors.

Directors and Executive Officers

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

NAME	AGE	POSITION

Guoshen Tu	44	Chief Executive Officer, and Chairman of the Board
Terence Yap	38	Chief Financial Officer and Vice Chairman of the Board
Runsen Li	74	Director
Peter Mak	48	Director
Robert Shiver	55	Director

Guoshen Tu. Mr. Tu has been our Chief Executive Officer and a director since September 2005. From 1994 to 1996, Mr. Tu was the Chief Executive Officer of Jiangxi Golden Motuo Che Zhizhao Co., Ltd. From 1996 to 2004, Mr. Tu was the Chief Executive Officer of Jiangxi Golden Group Limited. From 2004 to 2005, Mr. Tu was the Chief Executive Officer of Golden Group Corporation (Shenzhen) Limited. Mr. Tu was selected to serve as a director on our board in connection with his strong leadership, business management skills as well as vision and strategic experience, which he has acquired as the chief executive officer of public and private companies in prior years. Mr. Tu received an EMBA from Peking University. Mr. Tu has not held any other public company directorships during the past five years.

Terence Yap. Mr. Yap has served as our Chief Financial Officer since January 2007, and as a director and Vice Chairman since March 2006. Prior to joining our company, Mr. Yap was the President, the Chief Executive Officer and a director of Digital Network Alliance International, Inc., a US reporting company incorporated in Delaware which is engaged in the business of providing satellite internet connections to customers in the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan, and Mongolia, and the business of providing managed broadband services to commercial office buildings and apartment buildings in Singapore and Hong Kong. Mr. Yap was selected to serve as a director on our board in connection with his strong leadership, extensive finance and business management experience, and sales and marketing insights, which he acquired as the Chief Executive Officer of Digital Network Alliance International, Inc., as well as his complete understanding of the Company’s vision and strategy. Mr. Yap received a Master of Business Administration from the Chinese University of Hong Kong. Other than as noted above, Mr. Yap has not held any other public company directorships during the past five years.

Runsen Li. Mr. Li became a director in August 2007. Mr. Li has been Vice President of the Chinese Police Association since 2005, an organization that serves as a liaison with the police and public community as well as foreign law enforcement agencies. It also conducts formal law enforcement training and education in China as well as overseas. Since 1996, Mr. Li has also been Head of the Commission of Science and Technology of the Ministry of Public Security of the People’s Republic of China. Since 1998, Mr. Li has been group leader and chief technical advisor for China’s Golden Shield Project, a communication network and computer information system operated by the Ministry of Public Security of the People’s Republic of China. Mr. Li was selected to serve as a director on our board in connection with his experience of over 40 years in the surveillance and safety industry and his deep understanding of public policy matters, having served in several high-level positions within China’s Ministry of Public Security. Mr. Li graduated from Soviet Leningrad Electric and Industry College in 1963, with a degree in Wireless Electronic Engineering. From 1981 to 1983, Mr. Li was a visiting scholar at University of Cincinnati specializing in Computer Image Processing. Mr. Li has not held any other public company directorships during the past five years.

Peter Mak. Mr. Mak became a director in October 2007. Mr. Mak is currently the Managing Director of Venfund Investment, a China-focused private equity investment and financial advisory firm incorporated in Shenzhen, China which he co-founded in late 2001. Prior to that, Mr. Mak spent 17 years at Arthur Andersen Worldwide where he was a firm partner and served as the managing partner of Arthur Andersen Southern China in his last position with the firm. Since June 2009, he has also been the Chief Financial Officer of A-Power Energy Generation Systems Ltd. (Nasdaq: APWR). Mr. Mak serves as an independent non-executive director and audit committee chairman of Trina Solar Limited, China GrenTech Corp. and Dragon Pharmaceutical Inc., which are listed or quoted in the U.S., and Huabao International Holdings Ltd., China Dongxiang (Group) Co., Ltd., Pou Sheng International (Holdings) Limited, Real Gold Mining Limited and 361 Degrees International Limited, which are listed on the Hong Kong Stock Exchange. Mr. Mak was selected to serve as a director on our board in connection with his substantial experience with Arthur Andersen and experience as audit committee chairman of several public companies, which provided him with a unique perspective on accounting and financial reporting, as well as risk management expertise. Mr. Mak is a graduate of the Hong Kong Polytechnic University and a fellow member of the Association of Chartered Certified Accountants, UK and the Hong Kong Institute of Certified Public Accountants, and a member of the Institute of Chartered Accountants, in England and Wales. Other than noted above, Mr. Mak has not held any other public company directorship during the past five years.

Robert Shiver. Mr. Shiver became a director in October 2007. Mr. Shiver is currently the Chairman and CEO of both Aerwav Holdings, Inc and The Shiver Global Holdings, which are privately held investment companies that specialize in developing recurring revenue services and products in the global security, energy, wireless and technology sectors. Mr. Shiver previously served as the Managing Director of TC Energy Holdings which is a provider of various energy services and products to both the commercial and industrial markets in North America. In addition, Mr. Shiver served as the Chairman and CEO of Intek Global, a global provider of wireless technology, spectrum, products and various services from 1997 to 2002. Within the global security sector, Mr. Shiver has substantial experience at the investor, board and executive level with companies, including such companies as Securicor plc, ADT LTD, Centennial Security Holdings and Sonitrol. Mr. Shiver was selected to serve as a director on our board in connection with his invaluable leadership, business management, and strategic vision, and over 30 years of experience. Mr. Shiver has not held any other public company directorships during the past five years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on its review of the copies of such forms received by us, the following individuals were late in filing one or more Section 16(a) forms during 2009: (i) a late Form 4 report filed by Runsen Li on January 5, 2010 to report the grant of 1,667 restricted shares of common stock pursuant to the Company’s Equity Incentive Plan; (ii) a late Form 4 report filed by Robert Shiver on January 5, 2010 to report the grant of 1,667 restricted shares of common stock pursuant to the Company’s Equity Incentive Plan; (iii) a late Form 4 report filed by Peter Mak on January 5, 2010 to report the grant of 1,667 restricted shares of common stock pursuant to the Company’s Equity Incentive Plan; (iv) a late Form 4 report filed by Terence Yap on April 27, 2009 to report the grant of 600,000 restricted shares of common stock pursuant to the Company’s Equity Incentive Plan; (v) a late Form 4 report filed by Peter Mak on April 27, 2009 to report the grant of 1,667 restricted shares of common stock pursuant to the Company’s Equity Incentive Plan; (vi) a late Form 4 report filed by Runsen Li on April 27, 2009 to report two grants of 14,167 and 20,000 respectively of restricted shares of common stock pursuant to the Company’s Equity Incentive Plan; (vii) a late Form 4 report filed by Robert Shiver on April 27, 2009 to report two grants of 11,167 and 20,000 respectively of restricted shares of common stock pursuant to the Company’s Equity Incentive Plan and two dispositions of 10,700 and 967 shares of common stock; and (viii) a late Form 4 report filed by Guoshen Tu on April 27, 2009 to report a grant of 2,000,000 restricted shares of common stock pursuant to the Company’s Equity Incentive Plan.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote shareholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining shareholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, the rules of the NYSE, and the provisions of the Sarbanes-Oxley Act, as well as the emerging best practices of other companies. The current corporate governance guidelines are available on the Company’s website www.csst.com. Printed copies of our corporate governance guidelines may be obtained, without charge, by contacting the Corporate Secretary, China Security & Surveillance Technology, Inc., 13/F Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People’s Republic of China, 518034.

The Board and Committees of the Board

The Company is governed by the Board that currently consists of five members: Guoshen Tu, Terence Yap, Runsen Li, Peter Mak, and Robert Shiver. Since October 2007, the Board has established three Committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised entirely of independent directors. From time to time, the Board may establish other committees. The Board has adopted a written charter for each of the Committees which is available on the Company’s website www.csst.com. Printed copies of these charters may be obtained, without charge, by contacting the Corporate Secretary, China Security & Surveillance Technology, Inc., 13/F Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People’s Republic of China, 518034.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Tu’s experience and tenure of having been Chairman and Chief Executive Officer since 2005, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm; and

  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

Under the corporate governance listing standards of the New York Stock Exchange ("NYSE") and the Company's Corporate Governance Guidelines, the Board of Directors must consist of a majority of independent Directors. A director is "independent" if he or she has no direct or indirect material relationship with the Company or with senior management of the Company and their respective affiliates. Annually, the Board makes an affirmative determination regarding the independence of each director. The Board makes its independence determinations on a case-by-case basis, after consideration of all relevant facts and circumstances. To assist in making its independence determinations, the Board has adopted the following standards, which conform to the applicable NYSE rules. Under these standards, a director is considered independent if he or she:

  Has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, and does not have any relationship that precludes independence under the NYSE director independence standards;

  Is not currently, or within the past three years, employed by the Company, or an immediate family member is not currently, or for the past three years, employed as an executive officer of the Company;

  Is not a current employee, nor is an immediate family member a current executive officer of, a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the past three years, exceeds the greater of $1 million or 2 percent of the consolidated gross revenues of that company;

  Has not received, nor has an immediate family member received, during any twelve month period within the last three years, direct remuneration in excess of $120,000 from the Company other than director and committee fees and pension or other forms of deferred compensation for prior services;

  is not a current partner or employee of a firm that is the Company’s internal or external auditor; (ii) does not have an immediate family member who is a current partner of such a firm; (iii) does not have an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) has not, nor has an immediate family member, been a partner or employee of such a firm and personally worked on the Company’s audit within the last three years;

  Is not part of an "interlocking directorate," whereby an executive officer of the Company simultaneously served on the compensation committee of another company that employed the director as an executive officer during the last three years;

  Is free of any relationships with the Company that may impair, or appear to impair, his or her ability to make independent judgments; and

  Is not employed by a non-profit organization where a substantial portion of funding for the past three years (exceeding the greater of $1 million or 2 percent of the organization’s annual consolidated gross revenues) comes from the Company.

 Applying those standards for the directors standing for election, our Board has determined that each of Runsen Li, Peter Mak and Robert Shiver, constituting a majority of the members of the Board, has no material relationship with the Company (either directly or as partners, stockholders or officers of an organization that has a relationship with the Company) and is independent as defined by the applicable rules and regulations of the SEC and the NYSE. Guoshen Tu, our Chief Executive Officer, and Terence Yap, our Chief Financial Officer, are not considered to be independent.

Furthermore, the Board has determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has no material relationship to the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent as defined by the applicable rules and regulations of the SEC and the NYSE.

Audit Committee

Our Audit Committee consists of our three independent directors, Runsen Li, Peter Mak (Chair) and Robert Shiver. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. Our board of directors has determined that Mr. Mak qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and that he is financially literate and independent in accordance with the requirements of the SEC and the New York Stock Exchange. In addition, while Mr. Mak currently serves as the audit committee Chairman of four other public companies, the Board has determined that such simultaneous service does not impair Mr. Mak's ability to serve on our Audit Committee.

The Audit Committee is responsible for, among other things:

  selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

  reviewing with our independent auditors any audit problems or difficulties and management’s response;

  reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended;

  discussing the annual audited financial statements with management and our independent auditors;

  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

  annually reviewing and reassessing the adequacy of our Audit Committee charter;

  meeting separately and periodically with management and our internal and independent auditors;

  reporting regularly to the full board of directors; and

  such other matters that are specifically delegated to our Audit Committee by our Board from time to time.

The Report of the Audit Committee regarding the audited financials statements of the Company for the fiscal year ended December 31, 2009 is located on Exhibit A to this Proxy Statement.

Compensation Committee

Our compensation committee (the “Compensation Committee”) consists of our three independent directors, Runsen Li, Peter Mak and Robert Shiver (Chair). The Compensation Committee is responsible for, among other things:

  Approving and overseeing the compensation package for our executive officers;

  Reviewing and making recommendations to the Board with respect to the compensation of our directors;

  Serving as the administrative committee for the Company’s equity compensation plans;

  Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

  Reviewing periodically and recommends any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans to the Board.

The Compensation Committee may not delegate its responsibilities to another committee, individual director or member of management.

The Compensation Committee meets regularly and holds special meetings as needed. The Compensation Committee meetings may be called by the Committee chairman, the Chairman of the Board or a majority of Committee members. The Compensation Committee meets in executive session with no members of management present for part of each of its regular meetings. The Chief Executive Officer and Chief Financial Officer also provide recommendations to the Compensation Committee relating to compensation of other executive officers

The Compensation Committee is assisted in fulfilling its responsibilities by its advisor, James F. Reda & Associates LLC (the “Compensation Consultant”), which was retained by the Compensation Committee in January 2009. The Compensation Consultant is engaged by, and reports directly to, the Compensation Committee, and the Compensation Consultant is not permitted to provide services to management without the Compensation Committee’s prior approval. The Compensation Committee has sole authority to retain and discharge, and approve fees and other terms and conditions for retention of compensation consultants to assist in consideration of the compensation of the CEO and other executive officers and directors.

The Compensation Consultant reviews all materials prepared for the Compensation Committee by management, prepares additional materials as may be requested by the Compensation Committee, and attends all Compensation Committee meetings. In its advisory role, the Compensation Consultant assists the Compensation Committee in the design and implementation of the Company’s compensation program. This includes assisting the Compensation Committee in selecting the specific compensation elements of the program, the targeted payments for each element, and the performance targets.

The Compensation Consultant also conducts an annual review of the compensation practices of select peer companies. Based on this review, the Compensation Consultant advises the Compensation Committee with respect to the reasonableness and competitiveness of the Company’s compensation program in comparison to industry practices, and identifies trends in executive compensation.

At the end of each fiscal year, the Board conducts a review of the Chief Executive Officer’s performance. As part of this process, the Chief Executive Officer provides a self-assessment report. At the following Board meeting, the Board sets the compensation of the Chief Executive Officer, after considering its assessment of the Chief Executive Officer’s performance, market comparison data and the recommendations of the Compensation Committee. Neither the Chief Executive Officer nor any other members of management may be present in meetings which the Chief Executive Officer’s compensation is deliberated.

The Chief Executive Officer, in consultation with the Senior Vice President – Human Resources, reviews the performance of the other named executive officers with the Compensation Committee and provides recommendations for the Compensation Committee’s consideration. The Compensation Committee determines the compensation for these executives, after considering the Chief Executive Officer’s recommendations and, market comparison data regarding compensation levels among peer companies.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are independent directors, and all past members were independent directors at all times during their service on such Committee. None of the past or present members of our Compensation Committee are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee (the “Nominating and Governance Committee”) consists of our three independent directors, Runsen Li (Chair), Peter Mak and Robert Shiver. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nominating and Governance Committee is responsible for, among other things:

  Identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

  Reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, age, skills, experience and availability of service to us;

  Identifying and recommending to the board the directors to serve as members of the Board’s committees; and

  Monitoring compliance with our code of business conduct and ethics.

Material Changes to Director Nomination Procedures

There have been no material changes to the procedures by which shareholders may recommend nominees to our Board of Directors since such procedures were last disclosed.

Board, Committee and Annual Meeting Attendance

During 2009, the Board held four meetings, the Audit Committee held four meetings, the Compensation Committee held five meetings, and the Nominating and Governance Committee held one meeting. Each director attended at least 75% of all board of directors and applicable committee meetings. In addition, our non-management directors, all of which are independent directors, meet in executive session, presided over by Peter Mak, following each regularly scheduled Board meeting. We encourage our directors to attend our annual meeting of shareholders, but we do not have a formal policy requiring them to do so. Last year, two directors attended the annual meeting.

Our directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting.

Code of Ethics

On October 25, 2007, we adopted a new code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Our Code of Ethics applies to all directors, officers and employees of the Company, including the Company’s principal executive officer and principal financial officer. This Code is designed to deter wrongdoing and to promote all of the following:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, and in other public communications made by the Company;

  compliance with applicable governmental laws, rules and regulations;

  the prompt internal reporting to an appropriate person or persons identified herein for receiving notice of violations or potential violations of this code; and

  accountability for adherence to this code.

The current version of the Code of Ethics is maintained on the Company’s website at www.csst.com. Printed copies of our Code of Ethics may be obtained, without charge, by contacting the Corporate Secretary, China Security & Surveillance Technology, Inc., 13/F Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People’s Republic of China, 518034. During the fiscal year ended December 31, 2009, there were no waivers of our Code of Ethics.

Communication with Directors or Non-Management Directors

The Company has a process for shareholders and other interested parties who wish to communicate with the Board of Directors or non-management directors. Shareholders and other interested parties who wish to communicate with the Board or an individual director, including our non-management directors as a group, may write to it at China Security & Surveillance Technology, Inc., c/o Corporate Secretary, 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion of our executive compensation program and the compensation decisions made for fiscal year 2009 with respect to Guoshen Tu our Chief Executive Officer (referred to as our “CEO”), and Terence Yap, our Chief Financial Officer (referred to as our “CFO”). We refer to these executive officers as the “named executive officers.”

As of December 31, 2009, Mr. Tu and Mr. Yap were the only two executive officers. Currently, the position of President is vacant, and our CEO has assumed the responsibilities of that office on an interim basis.

In 2009, the Compensation Committee accepted recommendations and ideas from senior management and combined with market data to determine the compensation to be paid to the Company’s executive officers.

Important determining factors included the Company’s financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies, equity grants made in prior years, and the contributions made by each of the executive officers to the success of the Company. The compensation committee is responsible for approving and overseeing executive compensation.

Mr. Tu and Mr. Yap have been involved in the Board’s deliberations regarding executive compensation in the past and have provided recommendations with respect to their and any other executive officers’ compensation. Beginning in 2008, determinations of Mr. Tu’s and Mr. Yap’s compensation have been made solely by our compensation committee, and neither Mr. Tu nor Mr. Yap takes part in any discussions regarding their own respective compensation.

Objectives of our executive compensation program

An understanding of our executive compensation program begins with an understanding of the objectives the program is intended to serve. These include:

  Offering competitive compensation. We seek to offer a compensation package that is attractive and competitive with the compensation practices of the peer companies with which we compete for talent (a discussion of these companies is set forth below).

  Rewarding performance. Our compensation program is intended to closely align executive compensation with performance by tying a significant portion of compensation to the achievement of financial and other goals of CSST and the executive’s contributions to the accomplishment of those goals.

  Aligning the interests of our executives with those of our shareholders. A significant portion of the total compensation paid to our top two executive officers is in the form of equity-based compensation. This serves to further align the interests of our executives with those of our shareholders.

Executive compensation consists primarily of restricted stock grants with four to five year vesting requirements. This reduces the risk of short-term decisions being made at the expense of long-term growth.

How executive compensation is determined

The role of the Compensation Committee and its consultant, and of management

The Compensation Committee of independent directors, formed in late 2007, was established to oversee the compensation program for the named executive officers and for the other members of senior management who report to the CEO. The Compensation Committee is assisted in fulfilling its responsibilities by its advisor, James F. Reda and Associates LLC. James F. Reda and Associates is engaged by, and reports directly to, the Compensation Committee. Additional information on the roles of the Compensation Committee, James F. Reda and Associates and management in the process for determining executive compensation is discussed below.

How the elements of our compensation program were selected

The Compensation Committee is responsible for determining the elements of our compensation program. In doing so, the Compensation Committee seeks to structure our program in a way that furthers our program objectives of providing a competitive compensation package, promoting our pay-for-performance philosophy and aligning the interests of our executives and shareholders. In structuring the program, the Compensation Committee considered market comparison information provided by James F. Reda and Associates regarding executive compensation practices generally and at selected comparator companies.

The key compensation elements selected by the Compensation Committee include:

  annual salary;

  annual discretionary bonus (moving to non-discretionary, performance-based in 2010); and

  long-term equity-based compensation, which for 2007 and 2008 was in the form of restricted stock and vests monthly over four to five years.

The Compensation Committee believes that this combination of salary, cash incentive and equity-based compensation is appropriate to provide a competitive compensation package to our executives based on prevailing market practices. As we continue to develop our compensation programs, it is the fundamental belief of the Compensation Committee to tie a significant portion of target compensation to performance as measured by long-term stock price growth, which the Compensation Committee believes supports our pay-for-performance philosophy and the achievement of our strategic goals. While no specific formula is used to determine the allocation between equity-based and fixed compensation, this emphasis on pay-for-performance resulted in equity-based compensation representing the largest portion of the total target compensation (meaning salary, bonus, and equity-based compensation) of the top two executive officers in fiscal year 2007 and for 2008. For 2009 performance there were no bonus payments made. Also, as a result in part of large grants made in 2008, there were no long-term incentive grants in 2009.

In addition, the inclusion of equity-based compensation in our program serves to align the interests of the named executive officers with those of our shareholders and promote executive retention.

The company does not provide any other forms of compensation such as retirement benefits, deferred compensation, termination benefits, perquisites, or change-in-control arrangements.

The use of market comparison data

The Comparison Group. The Compensation Committee compares the company’s executive compensation program to that of a group of select comparator companies. This review is done with respect to both the structure of our executive compensation program and target compensation. A significant portion of the comparator group is comprised of China-based technology and communication companies listed on the New York Stock Exchange. Several of these companies are significantly larger than CSST. However, after a careful examination of pay levels and practices at these larger China-based companies, it was determined that executive compensation at these larger companies was not significantly different than smaller companies and did not bias the findings. As reporting at these companies improves, the appropriateness of these companies for assessing market pay will be carefully considered.

The comparator group used by the Compensation Committee consists of 17 companies that we believe we compete with for executive talent. This group is referred to as the “Comparison Group.” The companies included in the Comparison Group were selected by the Compensation Committee based on the recommendation of James F. Reda and Associates. Information on the pay practices of the Comparison Group is provided by James F. Reda and Associates to the extent such information is available.

The following companies made up the Comparison Group.

Checkpoint Systems Inc	LDK Solar Co Ltd
China Digital TV Holdings Co	NAPCO Security Systems Inc.
China Mobile LTD	Protection One Inc.
China Netcom Group Corp	Qiao Xing Mobile Comm Co. Ltd
China Telecom Corp LTD	Semiconductors Mfg Int’l Corp
China Unicom Ltd	Suntech Power Holdings
Diebold, Incorporated	Trina Solar Ltd
Giant Interactive Group Inc.	Tyco International Ltd
Yingli Green Energy Holding

Compensation Structure and Targets. James F. Reda and Associates conducted a comparison of our executive compensation structure and practices to those of the Comparison Group in 2008. This review covered several aspects of compensation, including base salary, target bonus, equity grants, pay targets and performance measures where applicable. The market analysis developed was used in part to determine pay targets for 2009.

Based on its review in 2008, James F. Reda and Associates concluded that the structure of CSST’s proposed compensation program is reasonably consistent with industry practices, particularly with regard to other China-based companies, where equity grants are often a major pay component. However, it was recommended that the proposed exclusive reliance on long term incentives as the sole performance element of pay be adjusted to include short term incentives as well. This will provide the balance between short term and long term incentives necessary to facilitate consistent growth and overall performance.

Market comparison data is also used in setting compensation target levels for each of the key elements of our program (salary, cash incentive and equity-based compensation) and for the combined total of these elements. For each of the key elements, the Compensation Committee seeks to determine the prevailing competitive range of target compensation based on publicly-available information and the advice of James F. Reda and Associates, with the mid-point of the range being the 75th percentile of the Comparison Group. The Committee is currently targeting total pay near the 75th percentile with the majority of pay in the form of equity. An executive’s actual compensation may be more or less than the target amount set by the Compensation Committee based on CSST’s relative performance, changes in our stock price and other factors.

We believe the 75th percentile is appropriate for attracting top talent from a very limited talent pool. Targeting the 75th percentile is also consistent with the growth of the company and pace of acquisitions that are unique in the industry. Also, the Compensation Committee believes it is necessary to ensure key executives continue to position CSST into a leadership position in the security and information technology industries and to reward the extra effort required to achieve very aggressive goals.

Setting compensation targets based on market comparison data is intended to ensure that our compensation practices are competitive with regard to attracting and retaining executive talent. Because each compensation element is reviewed based on available data, which is limited for certain companies, compensation decisions made with respect to one element of compensation do not affect decisions made with respect to other compensation elements. It is also for this reason that no specific formula is used to determine the allocation between cash and equity-based compensation. In addition, because a named executive officer’s compensation target is set by reference to persons with similar duties at the Comparison Group companies, the Compensation Committee does not establish any fixed relationship between the compensation of the CEO and that of any other named executive officer.

The key elements of our executive compensation program

As was stated earlier, the key elements of our compensation program are salary, an annual cash incentive, and long-term equity-based compensation awards.

Base salary

Salaries are based on the executive’s performance, scope of responsibilities and experience, competitive pay practices and tenure. Base salary is intended to provide a fixed, baseline level of compensation that is not contingent upon CSST’s performance, although performance does influence salary adjustments. The Committee’s objective is to pay salaries at the low end of the market so that we might emphasize equity-based compensation. Mr. Tu’s salary continues to be below the market median. Mr. Yap’s salary was increased to be below the 75th percentile but higher than the market median to recognize his unique leadership role, second only to Mr. Tu.

In early 2008, an extensive review of compensation practices at CSST and in the market was completed and provided a foundation for 2009 salary determinations. Through 2008, the top executives were compensated primarily with equity—salaries have been below market.

Annual Cash Bonus

It has not been the practice of CSST to pay annual bonuses. The Compensation Committee continues to review its use of discretionary bonuses. There has been some consideration for establishing a formulaic approach to paying bonuses but the uncertainty of world-wide economic growth and how that will affect our markets has caused the Committee to maintain its current approach.

Equity-based long-term incentive awards

The primary part of our compensation program is long-term equity-based compensation. Historically, the long-term incentive awards made to the named executive officers have consisted of time vested restricted stock. The Compensation Committee has been considering performance shares and other types of equity grants that increase the performance element of equity grants. No grants were made in 2009 after making significantly larger than normal, time-vested restricted stock grants to Mr. Tu and Mr. Yap in 2008.

Role of Long-Term Incentive Awards. Specifically, these long-term incentive grants:

  allow us to offer a compensation package that is competitive and enhances our ability to attract and retain executive talent;

  align the interests of our executives with those of our shareholders, thereby encouraging the creation of shareholder value; and

  help establish a direct link between compensation amounts, total shareholder return and company operating performance

Award Process. In making awards, the Compensation Committee will not issue a targeted number of shares. Instead, in consultation with James F. Reda and Associates and taking into account market comparison data and the executive’s performance, the Compensation Committee will first determine the total dollar value of the award to be granted to the named executive officer.

The values assigned by the Compensation Committee to the individual equity grants are then translated into a specific number of full share grants such as restricted stock or options to purchase stock, in each case based on the fair market value at the date of the grant. The value ultimately realized from these awards will depend on a number of factors, including our operating performance and movements in our stock price.

Timing of Equity Awards. The Compensation Committee has not formally adopted a timing policy for the granting of stock options; however, stock option grants have not been made to the executive officers nor are there plans to do so in the future.

Awards in Fiscal Year 2009. Because of the large grants of restricted stock awards made to Mr. Tu and Mr. Yap in November 2008, no equity grants were made to them in 2009. The total value of the 2008 grants to Messrs. Tu and Yap was intended to adjust for low compensation in 2006 and 2007, to provide a strong retention incentive, and to provide incentives for increasing company value. These awards also served to balance the absence of retirement programs or severance plans.

Other benefits

At present we do not provide nor do we plan to provide, pension benefits, deferred compensation, life insurance or other benefits to our executive officers. Our philosophy is to have pay based almost exclusively on performance and at levels above market. In other words, by establishing higher levels of risk in pay, the Committee has targeted higher than market pay.

Change in control and employment agreements

Through 2009 there were no change-in-control agreements or employment agreements of any kind nor are there plans to institute change-in-control agreements or severance agreements.

Compensation Policies

The Compensation Committee of the Company has a compensation structure in place that encourages long-term performance. All bonuses are discretionary, though no bonuses have been awarded in the past. Equity compensation has historically been granted to new executives, managers, and other key employees, though all such grants vest over time and cease to vest once an employee’s employment with the Company terminates for any reason. Accordingly, these grants are not expected to result in risky behavior to generate short term gains on the part of these employees.

As a result of these practices we believe our compensation policies do not result in any material adverse risk to the Company.

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers for services rendered in all capacities during the noted periods.

						Non-Equity	Non-
						Incentive	Qualified
						Plan	Deferred
						Compen-	Compen-	All Other
Name and				Stock	Option	sation	sation	Compen-
Principal		Salary	Bonus	Awards (1)	Awards	Earnings	Earnings	sation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Guoshen Tu,	2009	$290,058	-	-	-	-	-	-	$290,058
CEO and	2008	$322,108	-	$17,700,000	-	-	-	-	$18,022,108
Chairman	2007	$40,840	-	$3,225,000	-	-	-	-	$3,265,840
Terence Yap,	2009	$315,904	-	-	-	-	-	-	$315,904
CFO and Vice	2008	$191,992	-	$5,310,000	-	-	-	-	$5,501,992
Chairman	2007	$153,594	-	$3,225,000	-	-	-	-	$3,378,594

(1)

Amounts shown do not reflect compensation actually received by the named executive officer. The amounts represent the grant date value for stock granted to the named executive officers in 2007, 2008 and 2009 calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. For 2008, the assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2008 filed with the SEC on March 5, 2009. For 2007, the assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2007 filed with the SEC on March 10, 2008 These amounts disregard estimates of forfeitures related to service based vesting conditions.

Grants of Plan-Based Awards

No equity grants or non-equity incentive plan awards were provided to the named executive officers in 2009.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding at December 31, 2009 for each of our named executive officers. Values are based on the December 31, 2009 closing CSST stock price of $7.64.

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Guoshen Tu	-	-	-	-	-	1,651,875	$12,620,325	-	-
Terence Yap	-	-	-	-	-	531,875	$4,063,525	-	-

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and stock vested for each of our named executive officers during the year ended December 31, 2009. Values are based on the December 31, 2009 closing stock price of $7.64.

	OPTION AWARDS		STOCK AWARDS
Name	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired	on	Acquired on	on
	on Exercise(#)	Exercise ($)	Vesting (#)	Vesting ($)
Guoshen Tu	-	-	432,500	$2,702,185
Terence Yap	-	-	152,500	$949,619

Employment Agreements

We do not have employment agreements or termination agreements of any type with any of our executive officers, other than the consulting agreement with Terence Yap, which as discussed above expired in February 2009.

Potential Payments Upon Termination of Employment or Change of Control

The Company does not have change-in-control arrangements with any of its executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

The 2007 Plan provides for the acceleration of vesting if a successor corporation does not assume or substitute outstanding stock awards. Upon a change of control, all unvested options and stock appreciation rights will become fully vested and exercisable, and all restricted stock units, performance units, performance shares and restricted stock will become fully vested and payable. Accelerated vesting occurs with respect to all equity-based compensation awards granted by the Company, and not just those granted to the named executive officers. In addition, no termination of employment is required to accelerate vesting.

The following table reflects the intrinsic value of unvested restricted stock that would be accelerated assuming a change in control occurred on December 31, 2009. Our named executive officer are not entitled to any payments upon a termination of employment. Values are based on the December 31, 2009 closing stock price of $7.64.

Name	Value	Total
	of Accelerated
	Stock
Guoshen Tu	$12,620,325	$12,620,325
Terence Yap	$4,063,525	$4,063,525

Non-Management Directors’ Compensation

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. The key elements of the Company’s non-management director compensation are a cash retainer, committee chairman fees, and equity-based compensation and meeting fees. The Company reimburses non-management directors for travel and other business expenses incurred in the performance of their services for the Company. Directors are also reimbursed for attending director education courses.

Each director has actively assisted management in executing its ambitious growth strategy. Director compensation has been primarily in the form of equity. As the company absorbs numerous acquisitions and solidifies its position in the marketplace, director pay will recede. In 2009, restricted stock grants for directors were reduced to $113,000 in grant value per independent director, a 55% to 58% decline from 2008 grant values. The independent directors also received a one-time special award of restricted stock valued at $8,152 in recognition of their important roll in the Citadel negotiations.

Our non-management directors are entitled to an annual retainer, consisting of (i) a cash retainer and (ii) stock grant. In addition, they receive cash fees for serving on committees of our Board of Directors.

Based on an analysis of director compensation paid by the Comparison Group, the Board approved the following compensation structure for non-management directors in 2008. This compensation structure remains effective for 2010.

2009 NON-MANAGEMENT DIRECTOR COMPENSATION PROGRAM

	Retainer	Meeting Fee
Board
Annual Cash	As currently provided[1]	$0
Annual Equity	To be determined[2]	$0
Audit Committee
Chairman	$17,500	$2,000
Member	$10,000	$1,500
Compensation Committee
Chairman	$14,000	$1,500
Member	$7,500	$1,000
Nominating & Gov.
Committee
Chairman	$12,000	$1,500
Member	$5,000	$1,000

(1)	Annual cash retainer varies by director as follows: Runsen Li-$41,072, Peter Mak-$120,000, Robert Shiver-$50,000.

(2)	Each director received 21,667 restricted shares in fiscal 2009 with grant date value of $121,152.

The Board believes that this fee structure recognizes our directors’ key role in driving our international growth and for the work required on each of the three committees the directors serve.

The following table sets forth the total compensation earned by the non-management directors during fiscal year ended December 31, 2009:

	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)[1]	($)	($)	($)	($)[2]	($)
Runsen Li	41,072	121,152	-	-	-	44,000	206,224
Peter Mak	120,000	121,152	-	-	-	46,000	287,152
Robert Shiver	50,000	121,152	-	-	-	44,500	215,652

(1)

Consists of 20,000 restricted shares granted to each independent director on January 9, 2009. This grant vests monthly for 12 months beginning with the grant date. An additional 1,667 restricted shares were granted to each independent director on November 2, 2009 and vested by year end.

(2)	Other compensation consists of fees received for serving on Board committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on May 11, 2010 for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each executive officer (including a named executive officer), (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group. Shares owned as of May 11, 2010 are based upon public filings with the SEC.

Unless otherwise specified, the address of each of the persons set forth below is in care of China Security & Surveillance Technology, Inc., 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People’s Republic of China, 518034.

Name & Address of	Office, If Any	Amount and Nature of	Percent of
Beneficial Owner		Beneficial Ownership	Class (1)
Officers and Directors
Guoshen Tu (2)	CEO and Chairman	16,760,435	24.3%
Terence Yap	CFO and Vice Chairman	865,000	1.3%
Runsen Li	Director	75,834	*
Peter Mak	Director	73,334	*
Robert Shiver	Director	53,334	*
All officers and directors as a group (5 persons named above)		17,827,937	25.8%
5% Security Holders
Whitehorse Technology Limited (3)		11,392,000	16.5%
*Less than 1%

(1)

A total of 69,063,257 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)

Includes 11,392,000 shares owned by Whitehorse Technology Limited ("Whitehorse"), of which Mr. Tu is the sole owner, and 10,000 shares owned by Zhiqun Li, who is Mr. Tu’s wife. On January 11, 2008, Whitehorse issued and sold $50,000,000 in aggregate principal amount of Exchangeable Senior Notes due 2012 (the “Whitehorse Notes”) to third party investors not affiliated with us. In connection with this transaction, Whitehorse and Mr. Tu pledged 15,508,085 shares of our Common Stock that are directly and indirectly beneficially owned by Whitehorse and Mr. Tu, respectively, to secure the Whitehorse Notes. The Whitehorse Notes were restructured pursuant to a Notes Repurchase and Warrant Purchase Agreement, dated April 28, 2010. Please see Schedule 13D/A filed by Mr. Tu and Whitehorse on April 29, 2010 for more details.

(3)	Our CEO and Chairman Guoshen Tu is the sole owner of Whitehorse Technology Limited. Information concerning beneficial ownership was obtained from publicly available filings.

Changes in Control

Except for the pledge made by Whitehorse and Mr. Guoshen Tu in connection with the Whitehorse Notes as discussed above, there are currently no arrangements which may result in a change in control of the Company.

Securities Authorized for Issuances under Equity Compensation Plans

The following table includes the information as of the end of 2009 for each category of our equity compensation plan:

Plan category	Number of securities to	Weighted-average	Number of securities
	be issued upon exercise	exercise price of	remaining available
	of outstanding options,	outstanding options,	for future issuance
	warrants and rights (#)	warrants and rights ($)	under equity
	(a)	(b)	compensation plans
excluding securities
reflected in column (a)
(#)
(c)
Equity compensation plans approved by security holders (1)	- (1)(2)	Not Applicable (2)	431,878
Equity compensation plans not approved by security holders	-	-	-
Total	- (1)(2)	Not Applicable(2)	431,878

(1)

On February 7, 2007, our Board of Directors authorized the establishment of the 2007 Equity Incentive Plan (the “Plan”), whereby we were authorized to issue a maximum 8,000,000 shares of our Common Stock to certain employees, consultants and directors. On February 3, 2010, our shareholders approved the amendment to the Plan to increase the total authorized shares from 8,000,000 shares to 12,000,000 shares and extend the term of the Plan to February 7, 2017.

(2)	Through December 31, 2009, we have only made grants of shares of restricted stock. The weighted average grant date fair value of the outstanding awards as of December 31, 2009 was $9.47.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Since the beginning of the last fiscal year, there have not been any transaction, nor is there any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We are in the process of adopting a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Board for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, our Board will take into account the relevant available facts and circumstances including, but not limited to:

  the risks, costs and benefits to us;

  the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  the terms of the transaction;

  the availability of other sources for comparable services or products; and

  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must excuse himself or herself form the deliberations and approval. Our policy will require that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of our Company and our shareholders, as our board or Audit Committee determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board keep themselves informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

There are currently five directors serving on the Board. At the Meeting, five directors will be elected. The individuals who have been nominated for election to the Board at the Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The five nominees for election as directors are uncontested. In uncontested elections, directors are elected by plurality of the votes cast at the meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Director Selection

As provided in its charter, the Nominating and Governance Committee of the Company’s Board of Directors is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Governance Committee considers recommendations for director nominees, including those submitted by the Company’s shareholders, on the bases described below. Shareholders may recommend nominees by writing to the Nominating and Governance Committee c/o the Secretary at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034. Shareholder recommendations will be promptly provided to the chairman of the Nominating and Governance Committee. To be considered by the Nominating and Governance Committee for inclusion in the proxy for the 2010 annual meeting, recommendations must have been received by the Secretary of the Company not later than the close of business on December 31, 2009.

In identifying and evaluating nominees, the Nominating and Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board's criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the company's business and technology; the international nature of the company’s operations, educational and professional background; and personal accomplishment. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the company's business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Governance Committee, therefore, also ensures that not less than a majority of directors shall satisfy the NYSE independence requirements.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

NAME	AGE	POSITION	DIRECTOR SINCE
Goushen Tu	44	CEO and Chairman	September 2005
Terence Yap	38	CFO and Vice Chairman	March 2006
Runsen Li	74	Director	August 2007
Peter Mak	48	Director	October 2007
Robert Shiver	55	Director	October 2007

Director Qualifications

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareholders, the Governance and Nominating Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Governance and Nominating Committee determines are pertinent in light of the current needs of the Board. The Governance and Nominating Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Governance and Nominating Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries and in significant areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board. The Company’s business also requires compliance with a variety of regulatory requirements and relationships with various governmental entities. Therefore, the Board believes that governmental, political or diplomatic expertise should be represented on the Board.

Summary of Qualifications of 2010 Nominees for Director

Guoshen Tu. Mr. Tu has extensive senior management experience in the industry in which we operate, having served as our Chief Executive Officer and Chairman since September 2005 and as the Chief Executive Officer of various other companies since 1994.

Terence Yap. Mr. Yap has extensive international senior management experience, having served as our Chief Financial Officer since January 2007, and as our director and Vice Chairman since March 2006, as well as the President, CEO and director of Digital Network Alliance International, Inc., a Delaware company engaged in the business of providing satellite internet connections to customers in the Asia Pacific region.

Runsen Li. Mr. Li brings to the Board unique expertise regarding the law enforcement community, having held the position of Vice President of the Chinese Police Association, an organization that serves as a liaison with the police and public community as well as foreign law enforcement agencies since 2005. In addition, Mr. Li has extensive knowledge of the industry in which the Company operates, serving as Head of the Commission of Science and Technology of the Ministry of Public Security of the People’s Republic of China. Overall, Mr. Li brings has over 40 years of experience in the security and surveillance industry having served in several high level positions within China’s Ministry of Public Security.

Peter Mak. Mr. Mak brings to the Board a high level of financial literacy and sophistication. Mr. Mak is currently the Managing Director of Venfund Investment, a China-focused private equity investment and financial advisory firm incorporated in Shenzhen, China which he co-founded in 2001. Prior to that, Mr. Mak spent 17 years at Arthur Andersen Worldwide where he was a firm partner and at one time served as the managing partner of Arthur Andersen Southern China.

Robert Shiver. Mr. Shiver has extensive experience in financial investments in the industry in which the Company operates, currently serving as the Chairman and CEO of both Aerwav Holdings, Inc and The Shiver Group, LLC, which are privately held investment companies specializing in developing recurring revenue services and products in the global security, energy, wireless and technology sectors. In addition, Mr. Shiver has over 30 years of board, senior executive and operating experience within the above sectors in both the public and private markets.

General Information

For information as to the shares of the Common Stock held by each nominee, see “Security Ownership of Certain Beneficial Owners and Management,” above.

See “Directors and Executive Officers” above for full biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected GHP Horwath, P.C (“Horwath”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. Horwath was the Company’s independent registered public accounting for the fiscal years ending December 31, 2009 and 2008.

We are asking our shareholders to ratify the selection of Horwath as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Horwath to our shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by Horwath that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of Horwath will be available via teleconference during the Meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the Meeting.

Independent Registered Public Accounting Firm’s Fees

The following is a summary of the fees billed to the Company by GHP Horwath, P.C. for professional services rendered for the fiscal years ended December 31, 2009 and 2008:

	Year Ended December 31,
	2009	2008
Audit Fees	$1,123,000	$1,550,000
Audit-Related Fees	$-	$-
Tax Fees	$-	$-
All Other Fees	$-	$-
TOTAL	$1,123,000	$1,550,000

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of the our financial statements and are not reported under the paragraph captioned “Audit Fees” above.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions in the above table.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board pre-approved the audit service performed by Horwath for our consolidated financial statements as of and for the year ended December 31, 2009.

The Board of Directors recommends a vote FOR ratification of the selection of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of China Security & Surveillance Technology, Inc. at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034, no later than the close of business on December 31, 2010. A proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the SEC will not be included. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to China Security & Surveillance Technology, Inc., c/o Corporate Secretary, 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034. A copy of our Annual Report on Form 10-K is also made available on our website after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

May 12, 2010	By Order of the Board of Directors

/s/ Samuel Lo
Samuel Lo
Corporate Secretary

EXHIBIT A

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 with management and with GHP Horwath, P.C., the independent registered public accounting firm retained by the Company to audit its financial statements. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm that the Company’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm during the 2009 fiscal year the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations.

The Audit Committee received from GHP Horwath the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with GHP Horwath the independence of their firm.

Based upon the review and discussions referenced above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

/s/Audit Committee

Peter Mak, Chairman
Runsen Li
Robert Shiver

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 21, 2010

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated May 12, 2010, and hereby constitutes and appoints Guoshen Tu and Terence Yap, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2010 Annual Meeting of Shareholders to be held on June 21, 2010, and at any adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: [ ]
Guoshen Tu
Terence Yap
Runsen Li
Peter Mak
Robert Shiver

Withhold authority for the following:

[ ] Guoshen Tu
[ ] Terence Yap
[ ] Runsen Li
[ ] Peter Mak
[ ] Robert Shiver

2.	Approve the ratification of GHP Horwath P.C. as the Company’s accountant for fiscal year 2010.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES and FOR THE RATIFICATION OF THE SELECTION OF GHP HORWATH, P.C., AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED MAY 12, 2010 IS UNABLE TO SERVE OR WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated May 12, 2010, and the 2009 Annual Report to Shareholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name __________________________________________________
Name (if joint)
_______________________________________________________

Date _____________, 2010

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.